Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Long APO Daily ETF, Tradr 2X Long BE Daily ETF, Tradr 2X Long BLSH Daily ETF, Tradr 2X Long CLS Daily ETF, Tradr 2X Long DASH Daily ETF, Tradr 2X Long ETSY Daily ETF, Tradr 2X Long FLY Daily ETF, Tradr 2X Long IREN Daily ETF, Tradr 2X Long KSS Daily ETF, Tradr 2X Long MCHP Daily ETF, Tradr 2X Long NEM Daily ETF, Tradr 2X Long NIQ Daily ETF, Tradr 2X Long NNE Daily ETF, Tradr 2X Long NXPI Daily ETF, Tradr 2X Long ON Daily ETF, Tradr 2X Long OPEN Daily ETF, Tradr 2X Long QS Daily ET, Tradr 2X Long SNPS Daily ETF, Tradr 2X Long SRPT Daily ETF and Tradr 2X Long WULF Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 21, 2025